PROSPECTUS SUPPLEMENT


Prospectus Supplement dated April 11, 2003                        Rule 424(b)(3)
To Prospectus dated April 22, 2003                           File No. 333-103790


                                 388,262 SHARES

                                 THE 3DO COMPANY

                                  COMMON STOCK


            This Prospectus Supplement dated as of April 22, 2003 supplements and amends the Prospectus dated April 11, 2003 as follows and should be read in connection with the Prospectus.

            The footnotes of the beneficial ownership information table in the section of "Selling Stockholders" on page 15 of the prospectus is supplemented and amended as follows:

                                                                     Common Stock
                                                  Common Stock      Issuable Upon
                                                 Held on Date of     Exercise of      Common Stock Offered by
         Name of Selling Stockholders            This Prospectus       Warrants           This Prospectus
----------------------------------------------- ------------------ ----------------- --------------------------
Triage Capital Management, LP (1)                         117,647            29,411                    147,058
OTA LLC (2)                                                58,823            14,705                     73,528
Triage Offshore Fund, LTD (3)                             117,647            29,411                    147,058
Atlas Capital Services, LLC (4)                                 0             9,201                      9,201
Dan Myers                                                       0             8,711                      8,711
Steve Pollan                                                    0             2,706                      2,706
----------------------------------------------- ------------------ ----------------- --------------------------
TOTAL....................................                 294,117            94,145                    388,262

(1) Triage Management LLC, the general partner of Triage Capital Management, LP, has voting and dispositive control in respect of securities held by Triage Capital Management, LP. Leon Frenkel, Senior Manager, is the control person at Triage Management LLC.
(2) Ira Leventhal may be deemed to have voting and dispositive power with regard to securities owned by OTA LLC.
(3) Triage Advisors, LLC has voting and dispositive control in respect of securities held by Triage Offshore Fund, LTD. Leon Frenkel, Senior Managing Director, is the control person at Triage Advisors, LLC.
(4) Steven Pollan and Thomas Diamante have voting and dispositive control in respect of securities held by Atlas Capital Services, LLC.